                            STOCK PLEDGE AGREEMENT


     THIS AGREEMENT made and entered into this 1st day of August, 1997, by and between GLOBAL ALASKA INDUSTRIES, INC., an Alaska corporation, hereafter referred to as "Pledgor," and MARK GRIFFIN, hereinafter referred to as "Pledgee."

                                  WITNESSETH

     WHEREAS, Pledgor is indebted to Pledgee in the principal amount of Four Million Dollars ($4,000,000.00) pursuant to a promissory note of even date herewith (the "Promissory Note"); and

     WHEREAS, the Pledgor has agreed to pledge certain stock with the Pledgee as security for the repayment of the Promissory Note;

     NOW, THEREFORE, in consideration of the mutual covenants hereinbelow set forth, the parties agree as follows:

     1.   PLEDGE.
          ------
          In consideration of the indebtedness set forth in the Promissory Note, the Pledgor hereby grants a security interest to the Pledgee in the following shares (the "Shares") of the capital stock of ALASKA BINGO SUPPLY, INC., an Alaska corporation ("ABS" or the "Corporation"), as evidenced by instruments of the following description:

     Certificate                      Shares of
     Name Number                    Capital Stock
     ---- -----------              --------------
     ALASKA BINGO SUPPLY, Inc.            1                500

herewith delivered to the Pledgee. The Pledgee shall hold the pledged shares as collateral security for the repayment of the indebtedness of Pledgor to the Pledgee pursuant to the Promissory Note. The Pledgee shall hold the pledged shares as security and shall not encumber or dispose of said shares except in accordance with the provisions of this Agreement.

     2.   DIVIDENDS.
          ---------
          During the term of this pledge, and for so long as the Promissory
Note is not in default, all dividends and other amounts received by the Pledgor as a result of his record ownership of the pledged shares shall be the sole and separate property of Pledgor; and Pledgee shall not have any right, title, or interest therein.

     3.   VOTING RIGHTS.
          -------------
          During the term of this pledge, and so long as Pledgor is not in default in the performance of any of the terms of this Agreement or in the payment of any principal or interest under the Promissory Note the Pledgor shall have the right to vote the pledged shares on all corporate questions.

     4.   REPRESENTATIONS.
          ---------------
          The Pledgor warrants and represents that there are no restrictions upon the transfer of any of the pledged shares, other than may appear on the face of the certificates, and other than on account of federal and state securities laws. Except the foregoing, Pledgor is the true and lawful beneficial owner of the Shares, free of any claims, liens, or encumbrances, and Pledgor has the right to transfer such shares except as may hereinabove be expressly provided.

     5.   ADJUSTMENTS.
          -----------
          In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Corporation which has issued the pledged shares, all new, substituted additional shares or other securities, issued by reason of any such change shall be held by the Pledgee under the terms of this Agreement in the same manner as the shares originally pledged hereunder.

     6.   TERMINATION.
          -----------
          This Pledge Agreement shall terminate upon the full and satisfactory discharge by the Pledgor of the Promissory Note. So long as there may exist any indebtedness or obligation under the Promissory Note this Agreement shall remain in full force and effect. Upon the termination of this Agreement, the Pledgee shall return to the Pledgor all of the shares then remaining covered by this pledge and all rights received by the Pledgee as a result of this Agreement shall terminate.

     7.   DEFAULT.
          -------
          Default of this Agreement shall be deemed to have occurred in the event that there is a default under the terms of the Promissory Note.

     8.   REMEDIES UPON DEFAULT.
          ---------------------

     IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

                                        PLEDGOR:

                                        GLOBAL ALASKA INDUSTRIES, INC.,
                                        an Alaska corporation
Attest:


/s/ Stephen A. Crisham                  /s/ Stephen G. Calandrella
------------------------                ---------------------------


                                   PLEDGEE:

                                   MARK GRIFFIN


                                   /s/ Mark Griffin
                                   --------------------------